Exhibit 4.2

YODLEE, INC.

NINTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Ninth Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”) is entered into as of April 27, 2012 by and among Yodlee, Inc., a Delaware corporation (the “Company”), the Preferred Investors (as defined below), the Lenders (as defined below), and the Recapitalization Common Investors (as defined below) listed on Exhibit A attached hereto; the individuals listed on Exhibit B attached hereto (the “Founders”); and the Section 2.6(a) Parties (as defined below) listed on Exhibit C attached hereto.

WHEREAS, the Company is a party to that certain Eighth Amended and Restated Investors’ Rights Agreement, dated as of April 19, 2010, by and among the Company, the holders of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock (collectively, the “Prior Investors”), the holders of Series AA Preferred Stock (the “Series AA Investors”), the holders of Series BB Preferred Stock (the “Series BB Investors”), the holders of Series CC Preferred Stock (the “Series CC Investors”), certain of the Section 2.6(a) Parties and the Founders (such Seventh Amended and Restated Investors’ Rights Agreement to be referred to herein as the “Prior Agreement”); and

WHEREAS, the Company is selling shares of its Series DD Preferred Stock pursuant to a Series DD Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series DD Agreement”), between the Company and the parties listed on Exhibit A thereto (the “Series DD Investors”); and

WHEREAS, the Prior Investors, the Series AA Investors, the Series BB Investors, the Series CC Investors, the Founders, the Section 2.6(a) Parties and the Company desire that the Series DD Investors purchase the Company’s Series DD Preferred Stock on the terms set forth in the Series DD Agreement, and the Series DD Investors, as a condition to entering into the Series DD Agreement, desire to be made a party to the Prior Agreement; and

WHEREAS, the Prior Investors, the Series AA Investors, the Series BB Investors, the Series CC Investors, the Founders and the Company desire to amend and restate the Prior Agreement to include each Series DD Investor as a party hereto and the Series DD Investors desire to execute this Rights Agreement so as to each become a party to the Prior Agreement, as amended and restated hereby.

**** Certain information on has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, the Company, the Preferred Investors, the Prior Investors, the Section 2.6(a) Parties and the Founders agree as follows:

1. Certain Definitions. As used in this Rights Agreement, the following terms shall have the following respective meanings:

1.1 “Agreement and Plan of Reorganization” shall mean that Agreement and Plan of Reorganization, dated as of December 1, 2000, by and among the Company, Merger Sub, S1 Corporation and VerticalOne Corporation.

1.2 “Citi Shares” shall mean the shares of Common Stock issued upon exercise of the Warrant Agreement dated as of June 5, 2000 among the Company and CITIBANK, N.A. (“CitiBank”).

1.3 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.4 “Common Stock” shall mean the Company’s Common Stock, $0.001 par value.

1.5 “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the New Preferred Stock.

1.6 “E*TRADE Shares” shall mean the shares of Common Stock of the Company issued pursuant to the Stock Purchase Agreement between each of E*TRADE eCommerce Fund, L.P. and E*TRADE eCommerce Fund II, L.P. and the Company, dated as of August 11, 2000.

1.7 “Founder Shares” shall mean the 3,073,638 shares of Common Stock originally issued to the Founders and any additional shares of Common Stock of the Company hereafter acquired by the Founders.

1.8 “Holder” shall mean the Recapitalization Common Investors, the Lenders, the Preferred Investors, Founders and Section 2.6(a) Parties holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Rights Agreement have been transferred in accordance with Section 2.10 hereof; provided, however, that the term Holder shall not include Founders and Section 2.6(a) Parties for purposes of Sections 2.1 and 2.3 hereof, and shall not include the Lenders for purposes of Section 2.1 hereof.

1.9 “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 25% of the Registrable Securities; provided, that if the registration being demanded pursuant to Section 2.1(a) is the Company’s first public offering registered on a registration statement filed under the Securities Act, “Initiating Holders” must also include the holders of at least 66-2/3% of the New Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis.

1.10 “Investors” shall mean the Recapitalization Common Investors and the Preferred Investors and “Investor” shall mean any one of them.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.11 “Lenders” shall mean Silicon Valley Bank and Gold Hill Capital.

1.12 “Lender Common Shares” shall mean the Common Stock issuable upon conversion of shares of Series BB Preferred Stock issuable to the Lenders upon exercise of warrants to purchase shares of the Company’s Series BB Preferred Stock.

1.13 “Major Investor” shall mean (i) an Investor who holds at least 32,000 shares of Common Stock issued upon conversion of Series A Preferred Stock (as adjusted for stock splits, recapitalizations or the like) or (ii) an Investor who holds shares of Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series AA Investors Common Shares, or Common Stock issued upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series AA Preferred Stock, Series BB Preferred, Series CC Preferred Stock or Series DD Preferred Stock (or any combination thereof).

1.14 “MSDW Shares” shall mean the shares of Common Stock purchased by MSDW Strategic Ventures Inc. pursuant to the Common Stock Purchase Agreement between the Company and MSDW Strategic Ventures Inc., dated as of February 16, 2001.

1.15 “New Preferred Stock” shall mean the Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock and Series DD Preferred Stock,.

1.16 “Other Stockholders” shall mean holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration under Section 2 of this Rights Agreement.

1.17 “Piggy-Back Shares” shall mean the Founder Shares, the Citi Shares, the E*TRADE Shares, the MSDW Shares and the Schwab Shares.

1.18 “Preferred Investors” shall mean the holders of Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock and/or Series DD Preferred Stock listed on Exhibit A hereto.

1.19 “Prior Preferred” shall mean the shares of Series A Preferred Stock (as defined below), Series B Preferred Stock (as defined below), Series C Preferred Stock (as defined below), Series D Preferred Stock (as defined below) and Series E Preferred Stock (as defined below) of the Company, which shares of Preferred Stock were issued respectively pursuant to the Series A Preferred Stock Purchase Agreement (as defined below), the Series B Preferred Stock Purchase Agreement (as defined below), the Series C Preferred Stock Purchase Agreement (as defined below), the Agreement and Plan of Reorganization (as defined above) and the Series E Preferred Stock Purchase Agreement (as defined below).

1.20 “Recapitalization” shall have the meaning given to such term in the Series AA Agreement.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.21 “Recapitalization Common Shares” shall mean the shares of Common Stock issued upon conversion of the Prior Preferred.

1.22 “Recapitalization Common Investors” shall mean the holders of shares of Prior Preferred, which holders are listed on Exhibit A hereto.

1.23 “Registrable Securities” shall mean (i) the Piggy-Back Shares (except that the Piggy-Back Shares shall not be included in the definition of Registrable Securities for the purposes of Sections 1.9, 2.1 and 2.3); (ii) the Conversion Stock, the Series AA Investors Common Shares and the 8,000,000 shares of the Company’s Common Stock acquired by Banc of America Strategic Investments Corporation pursuant to the Performance Equity Agreement dated June 5, 2007, (iii) the Recapitalization Common Shares (except that the Recapitalization Common Shares issued upon conversion of Series A Preferred Stock shall not be included in the definition of Registrable Securities for the purposes of Sections 1.9 and 2.1, and the Recapitalization Common Shares shall exclude the Schwab Shares); (iv) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of (or issuable upon the conversion or exercise of any security which is issued with respect to, or in exchange for or in replacement of) (A) the Piggy-Back Shares (except for the purposes of Sections 1.9, 2.1 and 2.3), (B) the Recapitalization Common Shares (except that such Common Stock issued with respect to or in exchange or replacement of Series A Preferred Stock or Conversion Stock issued upon conversion of Series A Preferred Stock shall not be included in the definition of Registrable Securities for purposes of Section 1.9 and 2.1 and Common Stock issued with respect to or in exchange or replacement of Schwab Shares shall not be included in the definition of Registrable Securities for the purposes of Sections 2.1 and 2.3) or (C) the Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, the Conversion Stock, or the Series AA Investors Common Shares, upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that shares of Common Stock shall only be treated as Registrable Securities for the purposes of this Rights Agreement if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; and (v) the Lenders Common Shares (except that the Lenders Common Shares shall not be included in the definition of Registrable Securities for the purposes of Section 2.1).

1.24 The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.25 “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the fees of one special counsel to the Holders.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.26 “Schwab Shares” shall mean the shares of Common Stock issued upon exercise of the Warrant Agreement dated as of January 9, 2001 between the Company and Charles Schwab & Co., Inc. (the “Schwab Warrant”).

1.27 “Section 2.6(a) Parties” shall mean the parties listed on Exhibit C hereto who were granted, pursuant to the equivalent provision to Section 2.6(a) of this Rights Agreement which was contained in any prior version of this Rights Agreement, certain registration rights under Section 2.2 of the Prior Agreement.

1.28 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.29 “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

1.30 “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, $0.001 par value, all of the shares of which have been converted into Common Stock in connection with the Recapitalization.

1.31 “Series A Preferred Stock Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement, dated as of March 18, 1999, by and among the Company and certain investors.

1.32 “Series AA Agreement” shall mean that certain Series AA Preferred Stock Purchase Agreement, dated as of August 21, 2002, by and among the Company and certain investors.

1.33 “Series AA Investors Common Shares” shall mean the shares of Common Stock purchased by the Series AA Investors from other shareholders of the Company pursuant to the tender offer contemplated by the Series AA Agreement.

1.34 “Series AA Preferred Stock” shall mean the Company’s Series AA Preferred Stock, $0.001 par value.

1.35 “Series AA Preferred Stock Purchase Agreement” shall mean that certain Series AA Preferred Stock Purchase Agreement, dated as of May 26, 2004, as amended pursuant to Amendment No. 1 to Series AA Preferred Stock Purchase Agreement dated as of October 12, 2004, Amendment No. 2 to Series AA Preferred Stock Purchase Agreement dated as of January 14, 2005, and Amendment No. 3 to Series AA Preferred Stock Purchase Agreement dated as of June 12, 2006, by and among the Company and certain investors.

1.36 “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, $0.001 par value, all of the shares of which have been converted into Common Stock in connection with the Recapitalization.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.37 “Series B Preferred Stock Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement, dated as of September 29, 1999, by and among the Company and certain investors.

1.38 “Series BB Preferred Stock” shall mean the Company’s Series BB Preferred Stock, $0.001 par value.

1.39 “Series BB Agreement” shall mean that certain Series BB Preferred Stock Purchase Agreement, dated as of June 5, 2007, by and among the Company and certain investors.

1.40 “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, $0.001 par value, all of the shares of which have been converted into Common Stock in connection with the Recapitalization.

1.41 “Series C Preferred Stock Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement, dated as of May 5, 2000, by and among the Company and certain investors.

1.42 “Series CC Preferred Stock” shall mean the Company’s Series CC Preferred Stock, $0.001 par value.

1.43 “Series CC Agreement” shall mean that certain Series CC Preferred Stock Purchase Agreement, dated as of April 19, 2010, by and among the Company and certain investors.

1.44 “Series D Preferred Stock” shall mean the Company’s Series D Preferred Stock, $0.001 par value, all of the shares of which have been converted into Common Stock in connection with the Recapitalization.

1.45 “Series DD Preferred Stock” shall mean the Company’s Series DD Preferred Stock, $0.001 par value.

1.46 “Series DD Agreement” shall mean that certain Series DD Preferred Stock Purchase Agreement, dated as of April 27, 2012, by and among the Company and certain investors.

1.47 “Series E Preferred Stock” shall mean the Company’s Series E Preferred Stock, $0.001 par value, all of the shares of which have been converted into Common Stock in connection with the Recapitalization.

1.48 “Series E Preferred Stock Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement, dated as of July 10, 2001, by and among the Company and certain investors.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1A. Restrictions on Transferability.

1A.1 Restrictions on Transferability. The Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, the Series AA Investors Common Shares, the Recapitalization Common Shares and the Conversion Stock and any other securities issued in respect of any of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in Section 1A.3 below, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Rights Agreement.

1A.2 Restrictive Legend. Each certificate representing (i) the Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, the Series AA Investors Common Shares, the Recapitalization Common Shares and the Conversion Stock and (ii) any other securities issued in respect of any of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1A.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws) (such shares required to bear such legend, “Restricted Securities”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT (UNLESS THE COMPANY AFFIRMATIVELY WAIVES SUCH OPINION REQUIREMENT). COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.”

Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Rights Agreement.

1A.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions

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of this Section 1A. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in (A) transactions involving the distribution without consideration of Restricted Securities by an Investor to any of its partners, or retired partners, or to the estate of any of its partners or retired partners or (B) transfers by an Investor to parent entities, subsidiaries or affiliates of such Investor, (iii) in transactions involving the transfer without consideration of Restricted Securities by an Investor during his or her lifetime by way of gift or on death by will or intestacy, or (iv) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense, by either (provided, in the Company’s or its legal counsel’s judgment, either is required) (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company and subject to the terms of the Seventh Amended and Restated Co-Sale Agreement, dated on or about the date hereof, to the extent applicable thereto, provided, however, that, without the consent of the Company, no holder of Restricted Securities who is a corporation shall be permitted to transfer such Restricted Securities to an unaffiliated stockholder of such corporate holder. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1A.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

2. Registration Rights.

2.1 Demand Registration.

(a) Demand Registration. If at any time, Initiating Holders request that the Company file a registration statement for shares of Registrable Securities held by such holders and if the anticipated aggregate proceeds of the offering proposed to be so registered, net of underwriting discounts and commissions, would exceed $15,000,000, the Company will:

(i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable and in any event within sixty (60) days, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and

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appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

(1) Prior to the earlier of (A) April 30, 2013 or (B) the date six (6) months following the effective date of the Company’s first registered public offering of its stock, pursuant to a firm commitment underwritten offering;

(2) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(3) During the period starting with the date sixty (60) days prior to the Company’s good faith estimated date of filing of, and ending on the date six (6) months immediately following (90 days immediately following such effective date in the case of a registration statement other than for the Company’s initial public offering) the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Company’s obligation) subject to Section 2.2 hereof; provided that, in the case of such period prior to the effectiveness of such registration statement, the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(4) After the Company has effected three (3) such registrations pursuant to this Section 2.1(a), and such registrations have been declared or ordered effective and the securities offered thereunder have been sold.

(5) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; or

(6) So long as the Company is eligible to use Form S-3 for the registration of shares of its capital stock.

Subject to the foregoing clauses (1) through (6), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within sixty (60) days after receipt of the request or requests of the Initiating Holders.

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The Company agrees that it may not make use of its rights to defer its obligations to file a registration statement pursuant to Sections 2.1(a)(ii)(3) and 2.3(b)(ii) more than once in any 12-month period and may not make use of its rights to defer its obligations to file a registration statement pursuant to Sections 2.1(a)(ii)(5) and 2.3(b)(iii) for more than an aggregate deferral period of 90 days in any 12-month period.

(b) Underwriting. In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting requested by the Initiating Holders, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to the Holders holding a majority of the Registrable Securities proposed to be distributed by the Holders through such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that were proposed to be in the registration and notwithstanding anything in Section 2.2 to the contrary, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders at the time of filing the registration statement; provided, that all Registrable Securities under this Section 2.1 shall be included in such registration before any other shares are included pursuant to Section 2.2 or otherwise. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities (excluding a registration initiated pursuant to Section 2.1, which will be governed by the terms and conditions of Section 2.1), either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Founder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by the holders of the Company’s securities who have demanded such registration.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to the Holders holding a majority of the Registrable Securities proposed to be distributed by the Holders through such underwriting. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may, without requiring any limitation in the number of shares to be registered on behalf of the Company (A) in the case of the Company’s initial registered public offering (if such offering is not made pursuant to Section 2.1), exclude from such registration and underwriting some or all Registrable Securities or (B) in the case of a registered public offering subsequent to the Company’s initial public offering, limit the number of shares of Registrable Securities to be included in such registration and underwriting to not less than twenty-five percent (25%) of the securities included in such registration (based on aggregate market values). The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of securities that may be included in the registration and underwriting shall be allocated (i) first, to the Company, (ii) second, among all Holders, other than the Founders and the Section 2.6(a) Parties, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders at the time of filing the registration statement, (iii) third, to the Founders and the Section 2.6(a) Parties in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, and (iv) fourth, among Other Stockholders in proportion to the number of shares proposed to be included in such registration by such Other Stockholders. No shares proposed to be included in

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such registration by any of the Other Stockholders shall be included in such registration unless all shares requested to be included by the Holders are included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

(c) If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days (180 days in the case of the Company’s initial registered public offering or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

(e) Not Demand Registration. No registration pursuant to this Section 2.2 shall be deemed to be a demand registration under Section 2.1 hereof. Except as otherwise provided herein, there shall be no limit to the number of times Holders may request registration of Registrable Securities under this Section 2.2.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3 Registration on Form S-3.

(a) If a Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall, (i) promptly give to each Holder written notice of such registration, (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 20 days after receipt of such written notice from the Company by any Holder, and (iii) use its best efforts to cause such Registrable Securities to be registered on such form for the offering, and to cause such Registrable Securities to be qualified in such jurisdictions, as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) such registrations in any twelve (12) month period. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3, (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within thirty (30) days of the receipt of the request of the Holders pursuant to Section 2.3(a), gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees), during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following (90 days immediately following such effective date in the case of a registration statement other than for the Company’s initial public offering), the effective date of such registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that, in the case of such period prior to the effectiveness of such registration statement, the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided that the Company’s Board of Directors determines that such delay is in the best interest of the Company; (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; or (iv) if the Company has already effected four (4) registrations pursuant to this Section 2.3.

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The Company agrees that it may not make use of its rights to defer its obligations to file a registration statement pursuant to Sections 2.1(a)(ii)(3) and 2.3(b)(ii) more than once in any 12-month period and may not make use of its rights to defer its obligations to file a registration statement pursuant to Sections 2.1(a)(ii)(5) and 2.3(b)(iii) for more than an aggregate deferral period of 90 days in any 12-month period.

(c) Not Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration under Section 2.1 hereof. Except as otherwise provided herein, there shall be no limit to the number of times Holders may request registration of Registrable Securities under this Section 2.3.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section 2.1 or 2.3 is subsequently withdrawn by the Holders requesting such registration, either (a) if Holders of any number of the Registrable Securities to have been registered agree, then such agreeing Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered for such Holders and the Holders shall not be treated as having requested such registration for purposes of limitations of the numbers of registrations that may be requested by Holders pursuant to Section 2.1 or 2.3 as applicable, or (b) if no such Holders agree, then the Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration and the Company shall pay the same if (x) at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company should have had knowledge at the time of the request or (y) if the Holders have withdrawn the registration pursuant to a written request by the Company or its underwriters.

2.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, amendments and supplements thereto and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

(d) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2.5, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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2.6 Limitation on Subsequent Registration Rights.

(a) The Company may grant, without the consent of any holder of Registrable Securities hereunder, to any holder of securities of the Company, registration rights inferior to or on a pari passu basis with the rights granted to the Investors hereunder; provided such rights are approved by the Company’s Board of Directors. The Company may grant pari passu rights pursuant to the preceding sentence by amending this Rights Agreement to make the grantees of such rights parties to this Rights Agreement and such amendment may be effected without further consent of the Founders or the holders of Registrable Securities by having such grantees execute a counterpart of this Rights Agreement, whereupon such grantees shall be parties to this Rights Agreement.

(b) Except as provided in Section 2.6(a), the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights without the written consent of (i) the holders of a majority of the Registrable Securities, voting together as a single class, on an as-converted to Common Stock basis, and (ii) the holders of a majority of the Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis.

2.7 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. Notwithstanding the foregoing, the obligations of the Company under this Section 2.7(a) shall not apply to

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amounts paid in settlement of any such expenses, claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in direct reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected or delayed without the consent of such Holder (which consent shall not be unreasonably withheld or delayed), and the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.7(b).

(c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is

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a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge and access to information. Notwithstanding the foregoing, in no event shall the contribution by the Indemnified Party under this Section 2.7(d) exceed the net proceeds from the offering received by such Indemnified Party, unless such Indemnified Party’s liability resulted from willful misconduct by such Indemnified Party.

(e) If the Underwriting Agreement conflicts with the foregoing, the terms of the Underwriting Agreement shall prevail.

(f) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

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(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

(c) So long as an Investor owns any Registrable Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

(d) Take such actions as are necessary to enable the Holders to utilize Form S-3 pursuant to Section 2.3 for the sale of Registrable Securities.

2.10 Transfer of Registration Rights. The rights and obligations under this Section 2, including the right to cause the Company to register securities granted to Holders under Sections 2.1, 2.2 and 2.3, may be transferred or assigned by a Holder to (i) a transferee or assignee who holds, after such transfer or assignment at least 250,000 shares of Registrable Securities (as appropriately adjusted for stock splits, stock dividends or similar transactions), (ii) another Holder of Registrable Securities who already possesses registration rights pursuant to this Rights Agreement, (iii) a constituent or retired partner (or limited liability company member) of a Holder of Registrable Securities; provided such partner (or limited liability company member) agrees to act through a single representative for all transferees from the same Holder, (iv) to an affiliated limited partnership, a limited partner, or general partner or other affiliates of an Investor provided all of the foregoing affiliates of an Investor agree to act through a single representative or to a parent entity or subsidiary of an Investor, or (v) to the spouse, children or grandchildren (or spouse of such children or grandchildren) of any Holder of Registrable Securities or to trusts for the benefit of such persons or for the benefit of any Holder of Registrable Securities; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such assignee agrees in writing to be bound by the provisions of this Rights Agreement; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.11 Standoff Agreement. Each Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing such offering: (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) or such other period as may be requested by the Company or an underwriter to

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accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) from the effective date of such registration as may be requested by the underwriters (the “Market Standoff Period”); provided, that the officers and directors of the Company who own stock of the Company (or the right to acquire stock of the Company) also agree to such restrictions and (ii) to execute any agreement reflecting the provisions of (i) above as may be requested by the underwriters at the time of the initial public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Standoff Period.

Notwithstanding the foregoing, if CitiBank or an affiliate of CitiBank (a “CitiBank Holder”) is required to divest itself of securities of the Company during the Market Standoff Period pursuant to the terms of a written order to divest issued by an official of a United States federal or state governmental body or administrative agency with regulatory power over financial institutions and having the jurisdiction and power to order the CitiBank Holder to so divest (a “Citibank Divestment Order”), the CitiBank Holder may transfer securities to comply with the Citibank Divestment Order; provided, however, that (A) the transfer shall only be with respect to the minimum number of shares of securities of the Company necessary to comply with the Citibank Divestment Order, (B) written notice of such transfer (including a copy of the Citibank Divestment Order) is given to the Company at least five (5) business days prior to such transfer being effected, (C) the transferee agrees in writing to be bound by the provisions of this Section 2.11, and (D) the transferee executes and delivers to the Company an investment representation statement pursuant to which the transferee makes the representations set forth in Exhibit D attached hereto.

Notwithstanding the foregoing, if Bank of America Corporation or an affiliate of Bank of America Corporation (a “Bank of America Holder”) is required to divest itself of securities of the Company during the Market Standoff Period pursuant to the terms of a written order to divest issued by an official of a United States federal or state governmental body or administrative agency with regulatory power over financial institutions and having the jurisdiction and power to order the Bank of America Holder to so divest (a “Bank of America Divestment Order”), the Bank of America Holder may transfer securities to comply with the Bank of America Divestment Order; provided, however, that (A) the transfer shall only be with respect to the minimum number of shares of securities of the Company necessary to comply with the Bank of America Divestment Order, (B) written notice of such transfer (including a copy of the Bank of America Divestment Order) is given to the Company at least five (5) business days prior to such transfer being effected, (C) the transferee agrees in writing to be bound by the provisions of this Section 2.11, and (D) the transferee executes and delivers to the Company an investment representation statement pursuant to which the transferee makes the representations set forth in Exhibit D attached hereto.

2.12 Termination of Registration Rights. No shareholder shall be entitled to exercise any right provided for in this Section 2, (i) at such time after the Company’s initial registered public offering as all Registrable Securities held by such shareholder can be sold

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pursuant to Rule 144 within a given three-month period without compliance with the registration requirements of the Securities Act, or (ii) after five (5) years following the consummation of the sale of Common Stock pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

3. Major Investors’ Right of Participation

3.1 The Company hereby grants, on the terms set forth in this Section 3, to each Major Investor the right of first offer to purchase all or any part of such Major Investor’s pro rata share (calculated as provided below) of the New Securities (as defined in Section 3.2) which the Company may, from time to time, propose to sell and issue after the date of this Rights Agreement. Such Major Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Major Investor, for purposes of this right of first offer, is determined by multiplying the total number of New Securities proposed by the Company to be sold and issued by the ratio of (a) the total number of shares of Common Stock held by such Major Investor immediately prior to the issuance of the New Securities (including any shares of Common Stock into which shares of New Preferred Stock then held by such Major Investor are convertible and any shares of Common Stock issuable under outstanding stock options or warrants held by such Major Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which shares of then outstanding New Preferred Stock are convertible and the number of shares of Common Stock of the Company issuable under outstanding stock options of the Company and outstanding warrants of the Company). Notwithstanding the foregoing, no Major Investor shall have the right to purchase any shares of New Securities pursuant to this Section 3.1 if such purchase would be in violation of any standstill agreement between such Major Investor and the Company.

3.2 “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that New Securities does not include (i) the Common Stock issuable upon conversion of the New Preferred Stock, (ii) the Series DD Preferred Stock purchased under the Series DD Agreement, (iii) securities offered and sold pursuant to a registration statement filed under the Securities Act which public offering results in the automatic conversion of the New Preferred Stock or in connection with which the shares of New Preferred Stock are otherwise automatically converted, (iv) securities (or related options or other rights to purchase such securities) issued to officers, directors and employees of, and consultants to, the Company pursuant to plans, arrangements or agreements approved by the Board of Directors of the Company; (v) shares of securities (or related options, warrants or rights to purchase such securities) issued to suppliers, licensors of technology, lessors, lenders and other providers of goods and services to the Company or to strategic alliance partners of the Company, as may be approved by the Board of Directors of the Company; (vi) shares of securities (or related options, warrants or rights to purchase such securities) issued in connection with an acquisition of another entity or assets of

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another entity by the Company pursuant to any plan or arrangement as may be approved by the Board of Directors (not to exceed 5% of the then outstanding shares of the Company on an as-converted basis (assuming the exercise of all securities convertible into or exercisable for shares of Common Stock in the Company)); (vii) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants; provided that the Company shall have complied with the rights of participation established by this Section 3 with respect to the initial sale or grant by the Company of such rights or agreements; (viii) securities issued pursuant to the exercise of options and/or warrants outstanding on the date of this Rights Agreement; (ix) securities issued in connection with any stock split, stock dividend or recapitalization by the Company; and (x) securities excepted from the definition of “New Securities” upon the approval in writing of the holders of at least a majority of the then outstanding shares of the Common Stock of the Company held by Major Investors (assuming the conversion of all New Preferred Stock into Common Stock); provided, that notwithstanding any such exception from the definition of New Securities approved pursuant to clause (x), BASIC (as defined below) shall be entitled to its right of participation provided by this Section 3 with respect to such excepted New Securities, unless such securities of the Company are otherwise excluded from the definition of New Securities pursuant to another clause under this Section 3.2, BASIC no longer qualifies as a Major Investor, or BASIC provides a prior written consent to such exception.

3.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Major Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price and the terms upon which the Company proposes to issue the same. The Major Investors shall have twenty (20) days from the date of receipt of the Notice to elect in writing to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than twenty (20) days after the date of receipt of the Notice. Each Major Investor shall have a right of over-allotment (the “Over-Allotment Right”) such that if any Major Investor fails to exercise its right hereunder to purchase its full pro rata share of New Securities, then the Company shall promptly notify in writing (the “Company Notice”) the Major Investors, who have fully exercised such rights, of the unsubscribed shares of New Securities and shall offer such Major Investors the right to acquire such unsubscribed New Securities. Each Major Investor shall have five (5) days from the date of receipt of the Company Notice to provide a written response to the Company Notice indicating the total number of such unsubscribed shares of New Securities that such Major Investor desires to purchase. In the event the Major Investors oversubscribe for such unsubscribed New Securities, such unsubscribed New Securities shall be allocated on a pro rata basis (on the basis of the number of New Securities desired to be purchased, as indicated in such written response to the Company Notice) among the Major Investors who have elected to exercise their Over-Allotment Right. Any sale of New Securities pursuant to the Over-Allotment Right shall be completed within ten (10) days from the date of receipt of the Company Notice.

3.4 The Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all,

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within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Major Investors’ rights were not exercised, at a price and upon general terms no more favorable than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Investors in the manner provided above.

3.5 The right of first offer granted under this Section 3 shall expire immediately prior to:

(i) the date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective if (A) such public offering would result in the automatic conversion of the New Preferred Stock pursuant to the terms of the Company’s Certificate of Incorporation, as amended) and the securities registered thereunder are sold or (B) the New Preferred Stock are otherwise automatically converted in connection with such public offering;

(ii) an acquisition of the Company by another corporation or entity by consolidation, merger, sale of assets or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own directly or indirectly, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction; or

(iii) for each Major Investor, the date on which such Major Investor no longer satisfies the definition of “Major Investor.”

3.6 The right of first offer granted under this Section 3 may be assigned by a Major Investor to any transferee of such Major Investor’s shares of Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series AA Investors Common Shares, Conversion Stock, or Common Stock issued upon conversion of Prior Preferred who holds, post-transfer, in excess of 100,000 shares of Common Stock (assuming conversion of all New Preferred Stock and as adjusted for stock splits, recapitalizations or the like), to any affiliate constituent or retired partner of such Major Investor, to an affiliated limited partnership, a limited partner, or general partner or other affiliates of such Major Investor or to any subsidiary or parent of a corporate Major Investor; provided such transferee agrees in writing to be bound by the terms and conditions of this Rights Agreement.

3.7 The Company will grant the Major Investors any rights of first offer or registration rights granted to subsequent purchasers of the Company’s equity securities to the extent that such subsequent rights are superior, in the good faith judgment of the Company’s Board of Directors, to those granted in connection with this transaction.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Information and Inspection Rights.

4.1 Financial Statements. The Company will furnish the following to each Investor who holds of record or beneficially in the aggregate at least 1,000,000 shares of the Registrable Securities (as adjusted for stock splits or combinations):

(a) Monthly Reports: as soon as available and in any event within thirty (30) days after the end of each calendar month (other than the last calendar month of each fiscal quarter), unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such month and unaudited consolidated statements of income and retained earnings and unaudited consolidated statements of cash flows of the Company and its subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a narrative discussion of results of operations prepared by management;

(b) Quarterly Reports: as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such quarter and unaudited consolidated statements of income and retained earnings and unaudited consolidated statements of cash flows of the Company and its subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the corresponding figure for the budget for such quarterly period, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a narrative discussion of results of operations prepared by management;

(c) Annual Reports: as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of changes in financial position of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, reported on by, and accompanied by an opinion of a nationally recognized independent certified public accounting firm approved by a majority of the Board of Directors;

(d) Annual Budgets: in the event the Board of Directors request the Company’s management to prepare an annual budget for the upcoming fiscal year, such annual budget as soon as it is available after approval of the Board of Directors;

(e) Notice of Adverse Changes: promptly after the occurrence thereof and in any event within twenty (20) days after the Company has knowledge of each occurrence, notice of any material adverse change in the operations or financial condition of the Company or any default in any material agreement to which the Company is a party;

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f) Notice of Proceedings: promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any subsidiary;

(g) Audit Reports: promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company and its subsidiaries; and

(h) Requested Information: with reasonable promptness, such other data and information as from time to time is reasonably requested; provided, that if the requested information is proprietary or confidential in nature and disclosure of such information to third parties could reasonably result in competitive harm to the Company (which is certified to the requesting Investor in writing by an officer of the Company), then access to such information shall only be afforded pursuant to the terms of Section 4.2 hereof ; provided, further, that if the Company is contractually obligated not to disclose certain information even if the Investor agrees to keep such information confidential, the Company shall not be required to provide such information to the Investor, provided, that upon the reasonable request of the Investor, the Company shall use reasonable efforts to have such contractual restrictions waived in connection with an agreement by the Investor to keep such information confidential. Notwithstanding the foregoing, to the extent the Investor requests information in order to comply with a governmental regulation, request or order, the Company shall promptly provide such information reasonably necessary for the Investor to comply therewith; provided, however, that the Investor shall first provide the Company with prompt notice of such request or requirement in order to enable the Company to consult with the Investor with respect to the Company taking steps to resist or narrow the scope of such request or legal process. The Investor shall use its reasonable efforts to disclose only that portion of the Company’s information which is legally required to be disclosed and to ensure that all information that is so disclosed will be accorded confidential treatment to the extent possible.

4.2 Inspection Rights. The Company will permit each Investor, its nominee or its representative, so long as such Investor continues to hold of record or beneficially in the aggregate at least 1,000,000 shares of the Registrable Securities (as adjusted for stock splits or combinations), to visit and inspect any of the properties of the Company and its subsidiaries, to examine all of the books of account, records, reports and other papers not contractually required of the Company or its subsidiaries to be confidential or secret, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with said Preferred Investor, its nominee and representatives the finances and affairs of the Company and its subsidiaries) (the “Inspection Rights”), all at such reasonable times and as often as may be reasonably requested. To the extent the Investor exercises any Inspection Rights in order to comply with a governmental regulation, request or order, the Company shall promptly provide

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Inspection Rights reasonably necessary for the Investor to comply therewith; provided, however, that the Investor shall first provide the Company with prompt notice of such request or requirement in order to enable the Company to consult with the Investor with respect to the Company taking steps to resist or narrow the scope of such request or legal process. The Investor shall use its reasonable efforts to disclose only that portion of the Company’s information which is legally required to be disclosed and to ensure that all information that is so disclosed will be accorded confidential treatment to the extent possible.

4.3 Termination of Information and Inspection Rights. The rights granted under this Section 4 may be assigned by an Investor to any transferee of such Investor’s shares of Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series AA Investors Common Shares, Conversion Stock, or Common Stock issued upon conversion of Prior Preferred. The Company’s obligations under Sections 4.1 and 4.2 above shall terminate immediately prior to (i) the closing of a public offering of the Common Stock of the Company which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, if (A) such public offering would result in the automatic conversion of the New Preferred Stock pursuant to the terms of the Company’s Certificate of Incorporation, as amended) and the securities registered thereunder are sold or (B) the New Preferred Stock is otherwise automatically converted in connection with such public offering or (ii) the effectiveness of an acquisition of the Company which shall include either (A) the merger or consolidation of the Company into or with another corporation whereupon the shareholders of the Company shall own less than a majority of the voting securities of the surviving corporation or its parent, or (B) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

5. Right of First Offer on Certain Financing Transactions.

5.1 Right of First Offer. Subject to Section 5.2 below, the Company shall deliver to Banc of America Strategic Investments Corporation (“BASIC”) a written notice (the “Financing Notice”) at least twenty (20) days prior to accepting an offer of a potential financing transaction involving the sale of the Company’s securities for capital raising purposes ( “Proposed Financing”) with one or more of the entities listed on Exhibit E (each, an “Enumerated Party”) if such Proposed Financing contemplates an Enumerated Party and/or one of its controlled affiliates purchasing an aggregate number of securities no less than the greatest number of the Company’s securities to be sold to any investor (or group of affiliated investors) participating in such Proposed Financing. The Financing Notice shall include a summary of the material terms of the offer presented by such Enumerated Party. BASIC shall have twenty (20) days following receipt of such Financing Notice (the “Response Period”) to deliver to the Company a written notice setting forth BASIC’s good faith, comparable, counterproposal to the Proposed Financing (the “Financing Counterproposal”), which Financing Counterproposal shall be subject to the Major Investors’ right of participation set forth in Section 3 above, unless such right of participation is otherwise waived by the Major Investors. The Company and BASIC shall have ten (10) business days following the Company’s receipt of the Financing Counterproposal (the “Negotiation Period”) to mutually agree on the final terms

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the financing transaction contemplated by the Financing Counterproposal and execute a term sheet or similar written agreement memorializing their mutual agreement on such terms (the “BASIC Term Sheet”). In the event BASIC does not deliver to the Company the Financing Counterproposal within the Response Period or the Company and BASIC are unable to mutually agree, after good faith negotiations by both parties, on the final terms of the financing transaction contemplated by the Financing Counterproposal and execute the BASIC Term Sheet within the Negotiation Period, the Company may proceed with the Proposed Financing with an Enumerated Party, or one of its affiliates, on the terms set forth in the Financing Notice; provided, that such terms are not materially adverse to the Company as compared to those set forth in the BASIC Term Sheet proposed to be executed by BASIC, and without limitation of the foregoing, which shall include economic terms and conditions resulting in an aggregate valuation of the Company’s outstanding capital stock that is not less favorable to the stockholders of the Company than the valuation set forth in the BASIC Term Sheet proposed to be executed by BASIC.

5.2 Termination of Right of First Offer. Notwithstanding any other provision of this Agreement, the obligations of the Company set forth in this Section 5 shall terminate and be of no further force or effect upon the earliest to occur of (i) the closing of a public offering of the Common Stock of the Company which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, if such public offering would result in the automatic conversion of the New Preferred Stock pursuant to the terms of the Company’s Certificate of Incorporation, as amended) and the securities registered thereunder are sold, (ii) the effectiveness of an acquisition of the Company which shall include either (A) the merger or consolidation of the Company into or with another corporation whereupon the shareholders of the Company shall own less than a majority of the voting securities of the surviving corporation or its parent, (B) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company to another corporation for which the shareholders of the Company shall own less than a majority of the voting securities thereof or its parent, or (C) the sale of all or substantially all of the equity securities of the Company to an investor or a group of affiliated investors, (iii) the date that BASIC no longer holds at least 50% of the Series BB Preferred Stock issued to BASIC pursuant to the Series BB Agreement (or shares of Common Stock issued upon conversion thereof), and (iv) the termination of the General Services Agreement to be entered into on or about June 5, 2007 by and between the Company and Bank of America N.A. (Agreement Number: YOD-33480) (the “General Services Agreement”).

6. Right of First Refusal on Certain Acquisition Transactions.

6.1 Right of First Refusal on Transactions with [****] Purchasers.

(a) Proposed Transaction. The Company hereby agrees that prior to selling, transferring, distributing or otherwise disposing of all or substantially all of its shares of stock and/or assets in any sale, merger or other similar transaction (a “Transaction”) to one of the parties listed on Exhibit F or any of its subsidiaries or controlled affiliates (each, a “[****] Purchaser”) the Company will first offer, to BASIC an opportunity, as provided herein, to conclude a Transaction on the same or substantially similar terms as those that the Company proposes to accept from a [****] Purchaser.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Notice of Transaction. In the event that the Company receives a proposal for a Transaction that the Company desires to accept or the Company otherwise desires to enter into a letter of intent or binding agreement which could reasonably be expected to result in, a Transaction with a [****] Purchaser, then prior to the Company entering into such Transaction the Company shall give written notice thereof to BASIC, which notice shall include the material terms and conditions of such Transaction as proposed by the [****] Purchaser, along with copies of the proposal, letter of intent or binding agreement (and all related exhibits and schedules) relating thereto in Microsoft Word format (the “Company [****] Transaction Notice”), and BASIC shall have a period of fifteen (15) days thereafter to deliver to the Company a written letter of intent setting forth the material terms and conditions of its proposal to consummate a Transaction with the Company on terms and conditions no less favorable to the Company than those outlined in the Company [****] Transaction Notice (the “[****] Transaction Exercise Notice”). Thereafter, the Company shall deliver written notice to BASIC of all changes to the proposed material terms of the Transaction, along with revised drafts of each material transaction document relating thereto; provided, however, that no such notice of changes shall trigger another fifteen (15) day response period set forth in this Section 6.1(b) or another twenty (20) day negotiation period set forth in Section 6.1(c) below with respect to such Transaction with such [****] Purchaser until the occurrence of the Right Renewal Date (as defined below) with respect to such Transaction with such [****] Purchaser.

(c) Negotiation and Consummation of Transaction. In the event BASIC delivers the [****] Transaction Exercise Notice, BASIC shall have the non-exclusive right for a period of twenty (20) days from the date of delivery of the [****] Transaction Exercise Notice to negotiate with the Company and the Holders the terms and conditions of a potential Transaction between the Company and BASIC (and sixty (60) days after the signing of the definitive agreement to consummate the Transaction, which date may be extended for up to sixty (60) additional days in the case the Transaction has not closed as a result of a failure to obtain, following good faith efforts by the Company and/or BASIC, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws). The Company, the Holders and BASIC shall negotiate in good faith with the objective of executing and delivering within such 20-day period a definitive agreement relating to the Transaction contemplated by the Company [****] Transaction Notice (and within sixty (60) days after the signing of the definitive agreement to consummate the Transaction, which date may be extended for up to sixty (60) additional days in the case the Transaction has not closed as a result of a failure to obtain, following good faith efforts by the Company and/or BASIC, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws).

6.2 Right of Last Offer on Transactions with [****] Purchasers.

(a) Unsolicited Transaction. The Company hereby agrees that prior to entering into a Transaction with one of the parties listed on Exhibit G (each, a “[****] Purchaser”) arising other than through a formal process which the Board of Directors of the

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company has initiated and pursuant to which the Company has retained an investment bank, financial advisor, or similar advisor or consultant (which advisor is in each case not an affiliate of the Company or any of its Affiliates (other than BASIC)) for the purpose of soliciting competing bids from prospective purchasers of the Company (an “Unsolicited Transaction”), the Company will first offer, to BASIC an opportunity, as provided herein, to conclude such a Transaction in accordance with the terms and conditions set forth below; [****]. For purposes of this Section 6.2, “Bank of America” shall mean Bank of America N.A. (including all of the online banking channels for Bank of America N.A. and any of its subsidiaries).

(b) Solicited Transaction. In the event the Company determines to engage in a formal process which the Board of Directors of the Company has initiated and pursuant to which the Company retains an independent investment bank, financial advisor, or similar advisor or consultant for the purpose of soliciting competing bids from prospective purchasers of the Company, then the BASIC Right of Last Offer (as defined below) shall not apply to such proposed Transaction; provided, that BASIC may elect to participate in the process, in which event BASIC will receive the same information and opportunity as each other participant in the solicitation process.

(c) Notice of Transaction. In the event that the Company receives a proposal for an Unsolicited Transaction that the Company desires to accept or the Company otherwise desires to enter into a letter of intent or binding agreement which could reasonably be expected to result in an Unsolicited Transaction with a [****] Purchaser, then prior to the Company entering into such Unsolicited Transaction the Company shall give written notice thereof to BASIC, which notice shall include the proposed material terms and conditions of such Unsolicited Transaction as proposed by the [****] Purchaser, along with copies of the proposal, letter of intent or binding agreement (and all related exhibits and schedules) relating thereto in Microsoft Word format (the “Company [****] Transaction Notice”), and BASIC shall have a period of fifteen (15) days thereafter to deliver to the Company a written letter of intent setting forth the material terms and conditions of its proposal to consummate a Transaction with the Company on terms and conditions no less favorable to the Company than those outlined in the Company [****] Transaction Notice (the “[****] Transaction Exercise Notice”). Thereafter, the Company shall deliver written notice to BASIC of all changes to the proposed material terms of the Transaction along with revised drafts of each material transaction document relating thereto; provided, however, that no such notice of changes will trigger another fifteen (15) day response period set forth in this Section 6.2(c) or another twenty (20) day negotiation period set forth in Section 6.2(d) below with respect to such Unsolicited Transaction with such [****] Purchaser until the occurrence of the Right Renewal Date (as defined below) with respect to such Unsolicited Transaction with such [****] Purchaser.

(d) Negotiation and Consummation of Transaction. In the event BASIC delivers the [****] Transaction Exercise Notice, BASIC shall have the non-exclusive right for a period of twenty (20) days from the date of delivery of the [****] Transaction Exercise Notice to negotiate with the Company and the Holders the terms and conditions of a potential Transaction between the Company and BASIC (and sixty (60) days after the signing of the definitive agreement to consummate the Transaction, which date may be extended for up to

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sixty (60) additional days in the case the Transaction has not closed as a result of a failure to obtain, following good faith efforts by the Company and/or BASIC, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws). The Company, the Holders and BASIC shall negotiate in good faith with the objective of executing and delivering within such 20-day period a definitive agreement relating to the Transaction contemplated by the Company [****] Transaction Notice (and within sixty (60) days after the signing of the definitive agreement to consummate the Transaction, which date may be extended for up to sixty (60) additional days in the case the Transaction has not closed as a result of a failure to obtain, following good faith efforts by the Company and/or BASIC, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws).

6.3 Covenants and Suspension and Termination of Right.

(a) Nondisclosure of Right. Except as required by the federal securities laws, statutes, rules or regulations, no party to this Agreement shall publicly disclose the existence of BASIC’s right of first refusal and right of last offer set forth in this Section 6 (including both the right of first of refusal set forth in Section 6.1 above (the “BASIC Right of First Refusal”) and the right of last offer set forth in Section 6.2 above (the “BASIC Right of Last Offer”)) without the prior written consent of the Company and BASIC; provided, however, that the Company may disclose the existence of the BASIC Right of First Refusal and/or BASIC Right of Last Offer to prospective investors in any future equity financing of the Company and prospective purchasers of the Company (without any requirement to obtain the consent of BASIC).

(b) Exclusivity Covenants. During each period beginning with the delivery of a Company [****] Transaction Notice or Company [****] Transaction Notice, as applicable, and ending with the applicable Termination Date (as defined below), the Company and the Holders covenant and agree that the Company shall not sell, lease, license or otherwise transfer any of the Company’s material assets or any material interest in the Company’s material assets to any third party (including without limitation, any parent, subsidiary or affiliate of the Company), or take any other action the effect of which would be to materially reduce the value of the Company or the BASIC Right of First Refusal or BASIC Right of Last Offer, except in the ordinary and usual course of business consistent with past practice on a non-exclusive basis or with the prior written consent of BASIC.

(c) Suspension of Right. In the event (i) BASIC does not deliver to the Company the [****] Transaction Exercise Notice or the [****] Transaction Exercise Notice, as applicable, within the required response period, or (ii) the Company and BASIC, after good faith negotiation in accordance with the provisions of Section 6.1 or 6.2, as applicable, shall have been unable to (A) execute and deliver a definitive agreement relating to the Transaction contemplated by the Company [****] Transaction Notice or Company [****] Transaction Notice, as applicable, within twenty (20) days of the date of delivery of the [****] Transaction Exercise Notice or [****] Transaction Exercise Notice, as applicable, or (B) consummate such Transaction within sixty (60) days of the signing of the definitive agreement, which date may be extended for up to sixty (60) additional days in the case the Transaction has not closed as a result

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of a failure to obtain, following good faith efforts by the Company and/or BASIC, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws (the last day of the fifteen (15) day response period for delivery to the Company of the [****] Transaction Exercise Notice or the [****] Transaction Exercise Notice, as applicable, or the 21st day after such delivery of the [****] Transaction Exercise Notice or [****] Transaction Exercise Notice, as applicable, or the 61st day (or, if extended, the first day following the last day of such extended period) after signing of the definitive agreement, as applicable, being the “Termination Date”), the Company shall be free to negotiate and enter into a definitive agreement with such [****] Purchaser regarding a Transaction and consummate such Transaction or to negotiate and enter into a definitive agreement with such [****] Purchaser regarding an Unsolicited Transaction and consummate such Unsolicited Transaction, as applicable; provided, however, that:

(i) if the Company has not signed a definitive agreement relating to a Transaction or Unsolicited Transaction, as applicable, with such [****] Purchaser or [****] Purchaser, as applicable, within fifty-five (55) days of the date of the delivery of the Company [****] Transaction Notice or the Company [****] Transaction Notice (or consummated such Transaction or Unsolicited Transaction, as applicable, within sixty (60) days of the signing of any definitive agreement, which date may be extended for up to sixty (60) additional days in the case the Transaction or Unsolicited Transaction, as applicable, has not closed as a result of a failure to obtain, following good faith efforts by the Company, a required approval or consent of a governmental agency under applicable securities, antitrust or other laws), (the last day of the fifty-five (55) day period for signing a definitive agreement relating to such Transaction or Unsolicited Transaction, as applicable, or the 61st day (or, if extended, the first day following the last day of such extended period) after signing of the definitive agreement, as applicable, being the “Right Renewal Date”) then Section 6.1 and Section 6.2 shall again apply, as applicable, before the Company may propose to enter into any Transaction with a [****] Purchaser or Unsolicited Transaction with a [****] Purchaser; and

(ii) neither the Company nor any Holder shall enter into a definitive agreement (including a voting or similar agreement) for any Transaction with a [****] Purchaser or an Unsolicited Transaction with a [****] Purchaser, unless (A) such Transaction or Unsolicited Transaction, as applicable, is on terms and conditions that the Board of Directors of the Company shall have determined in good faith, after consultation with the Company’s legal counsel and an independent financial advisor, is more favorable to the Company and its stockholders than the terms of the most recent written proposal from BASIC, taking into account, among other things, the valuation being offered as well as the financial, legal, regulatory, business, organizational and commercial aspects of each such proposed Transaction (including all conditions precedent to the closing of such proposed Transaction) (any such Transaction or Unsolicited Transaction, a “Superior Proposal”), (B) the Company has provided BASIC with at least two (2) business days (the “Matching Period”) prior written notice indicating that the Company intends to enter into such definitive agreement, along with copies of the proposed definitive agreement (and all related exhibits and schedules) in Microsoft Word format, and (C) (1) prior to the expiration of such Matching Period, BASIC does not make a binding offer in the form of a fully executable definitive agreement that the Board of Directors of the Company

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

determines in good faith, after consultation with the Company’s legal counsel and an independent financial advisor, is at least as favorable to the Company and its stockholders as such Superior Proposal (the “BASIC Superior Proposal”), or (2) (i) prior to the expiration of such Matching Period BASIC does make a binding offer that qualifies as a BASIC Superior Proposal, (ii) such [****] Purchaser or [****] Purchaser, as applicable, makes another binding offer that qualifies as a Superior Proposal to the BASIC Superior Proposal within two (2) business days after delivery of the BASIC Superior Proposal, (iii) the Company has provided BASIC with at least two (2) days (the “Additional Matching Period”) prior written notice indicating that the Company intends to enter into a definitive agreement with such [****] Purchaser or [****] Purchaser, as applicable, based on such new Superior Proposal, along with copies of the proposed definitive agreement (and all related exhibits and schedules) in Microsoft Word Format and (iv) prior to the expiration of such Additional Matching Period, BASIC does not make a binding offer that qualifies as a new BASIC Superior Proposal as compared to such new Superior Proposal.

(d) Termination of Right. Notwithstanding any other provision of this Agreement, the obligations of the Company set forth in Sections 6.1 and 6.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) the closing of a public offering of the Common Stock of the Company which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, if such public offering would result in the automatic conversion of the New Preferred Stock pursuant to the terms of the Company’s Certificate of Incorporation, as amended, and the securities registered thereunder are sold, (ii) the effectiveness of an acquisition of the Company which shall include either (A) the merger or consolidation of the Company into or with another corporation whereupon the shareholders of the Company shall own less than a majority of the voting securities of the surviving corporation or its parent, (B) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company in a transaction in which the shareholders of the Company immediately prior such transaction shall own less than a majority of the voting securities of the surviving corporation or its parent, or (C) the sale of all or substantially all of the equity securities of the Company to an investor or a group of affiliated investors, (iii) the date that BASIC no longer holds at least 50% of the shares of Common Stock of the Company issued or issuable upon conversion of the Series BB Preferred Stock issued to BASIC pursuant to the Series BB Agreement (or shares of Common Stock issued upon conversion thereof), and (iv) the termination of the General Services Agreement.

7. Board Attendance and Expenses.

7.1 Board Expenses. The Company will reimburse the customary, reasonable, documented out-of-pocket expenses of each member of the Board of Directors, and the board observers, if any, designated by an Investor actually incurred in connection with such member’s attendance at the meetings of the Company’s Board of Directors. Each Investor will attempt to minimize such costs by combining trips to Company meetings with other business and apportion costs in an equitable manner.

7.2 Board Attendance. The members of the Board of Directors shall meet at least once per calendar quarter, and at least one meeting per year shall be held at the Company’s principal offices, unless the Board of Directors agrees otherwise.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. [RESERVED]

9. General Provisions.

9.1 Amendment and Waiver. Except as provided in Section 2.6, any term of this Rights Agreement may be amended and the observance of any term of this Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the Registrable Securities held by the holders of Series AA Preferred Stock purchased pursuant to the Series AA Agreement, and (iii) the holders of a majority of the Registrable Securities held other than by (A) holders of Series AA Preferred Stock purchased pursuant to the Series AA Agreement and (B) holders of Series BB Preferred Stock purchased pursuant to the Series BB Agreement; provided, that in the event, and only in the event, such amendment or waiver adversely affects the rights or obligations of BASIC thereunder, then such amendment or waiver shall not be effective without the prior written consent of BASIC; provided, further, that all parties acknowledge and agree that the addition of additional parties to this Agreement with rights that are on a parity with (except with respect to Section 5 or 6) or junior to the rights set forth herein shall not constitute an adverse effect on the rights of BASIC. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon each holder of any Recapitalization Common Shares, Series AA Investors Common Shares, Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Conversion Stock or other Registrable Securities at the time outstanding, each future holder of all such securities and the Company. Notwithstanding the foregoing, (a) so long as S1 Corporation and its affiliates own, in the aggregate, at least 50% of the shares of Common Stock issued upon conversion of the Company’s series D Preferred Stock which converted to Common Stock effective August 21, 2002 (as adjusted for stock splits, recapitalizations or the like), this Agreement shall not be amended without the written consent of S1 Corporation, and (b) so long as Accel VII, L.P. and its affiliates own, in the aggregate, at least 50% of the shares of Series AA Preferred Stock issued to Accel VII, L.P. (as adjusted for stock splits, recapitalizations or the like) and Accel VII, L.P. is a Major Investor, (X) Section 3 may not, without Accel VII, L.P.’s prior written consent, be amended or waived in a manner that affects Accel VII, L.P.’s rights thereunder adversely and materially differently from the other Major Investors with rights thereunder and (Y) with respect to an issuance of securities by the Company to which a waiver or amendment of Section 3 applies, no other Major Investor shall, without Accel VII, L.P.’s prior written consent, be permitted to participate in such issuance unless Accel VII, L.P. is permitted to participate on comparable and proportionate terms.

9.2 Governing Law. This Rights Agreement shall be governed by and construed under the laws of the State of New York, without reference to principles on conflicts of law.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3 Successors and Assigns. Except as otherwise expressly provided, the provisions of this Rights Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties.

9.4 Severability. In case any provision of this Rights Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Rights Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Rights Agreement to any party.

9.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to an Investor, at the Investor’s address as such Investor shall have most recently furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have most recently furnished to the Investors in writing.

9.6 Counterparts. This Rights Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.

9.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Rights Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Rights Agreement or any waiver on the part of any Holder of any provisions or conditions of this Rights Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

9.8 Rights. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders.

9.9 Subsequent Closings. In the event that the Company shall conduct subsequent sales of Series DD Preferred Stock pursuant to and in accordance with the terms of Section 2.1 of the Series DD Agreement and any amendments thereto, any holder of such shares of Series DD Preferred Stock shall be deemed an Investor with all of the rights of an Investor under this Rights Agreement and shall be added to Exhibit A hereto; provided that as a condition thereto such Investor and the Company shall sign a counterpart signature page to this Rights Agreement.

9.10 Waiver of Rights as to Sales under the Prior Agreement. The Investors, including (i) BASIC, (ii) holders of a majority of the Registrable Securities held by the holders

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Series AA Preferred Stock purchased pursuant to the Series AA Agreement and (iii) holders of a majority of the Registrable Securities held other than by (A) holders of Series AA Preferred Stock purchased pursuant to the Series AA Agreement and (B) holders of Series BB Preferred Stock purchased pursuant to the Series BB Agreement, hereby waive all rights of first offer, rights to notice or other rights under Section 3 of the Prior Agreement with respect to the sale and issuance of Series DD Preferred Stock pursuant to the Series DD Agreement and any amendments thereto, which waiver is and shall be binding on all parties to the Prior Agreement. The Investors who have signed this Agreement and waived their rights pursuant to this Section 9.10 include Investors holding a majority of the Registrable Securities that are held by Investors other than the Series DD Investors.

9.11 Number of Shares. For purposes of determining the number of shares owned by an Investor, all shares held by such Investor shall be aggregated with all shares owned by such Investor’s affiliates and any of their associated investment entities.

9.12 Amendment and Restatement. This Rights Agreement amends, restates and supercedes the Prior Agreement in its entirety.

9.13 Regulatory Requirements. In the event of any reasonable determination by BASIC or any of its affiliates that holds shares of capital stock of the Company (a “Bank of America Holder”) that, by reason of any existing or future federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), it is or will be effectively restricted or prohibited from holding any shares of capital stock of the Company (including any shares of capital stock or other securities distributable to such Bank of America Holder in any merger, reorganization, readjustment or other reclassification of such shares or issuable to such Bank of America Holder upon exercise of its rights hereunder or in the Eighth Amended and Restated Co-Sale Agreement, the Seventh Amended and Restated Voting Agreement and the Performance Equity Agreement, in each case dated on or about the date hereof and as amended from time to time), the Company and the other stockholders shall take such reasonable action, at such Bank of America Holder’s expense, as may be reasonably necessary to permit such Bank of America Holder to comply with such Regulatory Requirement. Such action to be taken may include, without limitation, the Company’s authorization of one or more new classes of capital stock and the modification or amendment of the certificate of incorporation or any other documents or instruments executed in connection with the shares of capital stock held by such Bank of America Holder. Such Bank of America Holder shall give written notice to the Company and the other stockholders of any such determination and the action or actions necessary to comply with such Regulatory Requirement, and the Company and such other stockholders shall take all reasonable steps that are reasonably necessary to comply with such determination as expeditiously as possible. Notwithstanding the foregoing provisions of this Section 9.13 to the contrary, neither the Company nor any stockholder will be required to take any actions or steps that would have an adverse effect on the economic, governance or transfer rights of any stockholder.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

SERIES DD INVESTORS, SERIES CC INVESTORS, SERIES BB INVESTORS, SERIES AA INVESTORS AND RECAPITALIZATION COMMON INVESTORS

SERIES DD INVESTORS

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII I C.V.

WP-WP VIII Investors, L.P., as successor in interest to Warburg Pincus Germany Private Equity VIII, KG

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Accel VII L.P.

Institutional Venture Partners XI, L.P.

Institutional Venture Partners XI GmbH & Co. Beteiligungs KG

Gold Hill Venture Lending 03, LP

James W. Frankola

William Harris

S1 Corporation
SERIES CC INVESTORS

HRB Tax Group, Inc.

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Accel VII L.P.
SERIES BB INVESTORS

Banc of America Strategic Investments Corporation

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Accel VII L.P.

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII I C.V.

WP-WP VIII Investors, L.P., as successor in interest to Warburg Pincus Germany Private Equity VIII, KG

Institutional Venture Partners X, L.P.

Institutional Venture Partners X GmbH & Co. Beteiligungs KG

Institutional Venture Partners XI, L.P.

Institutional Venture Partners XI GmbH & Co. Beteiligungs KG

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SERIES AA INVESTORS

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Accel VII L.P.

Warburg Pincus Private Equity VIII, L.P.

Institutional Venture Partners X, L.P.

Institutional Venture Partners X GmbH & Co. Beteiligungs KG

Institutional Venture Partners XI, L.P.

Institutional Venture Partners XI GmbH & Co. Beteiligungs KG

Suzanne Bell

Desto! Inc.

F&W Investments, LLC

Lake Street Capital Fund

Chris F. Fennell

William L. Overell

S1 Corporation

WS Investment Company, LLC (2004C)

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RECAPITALIZATION COMMON INVESTORS / PRIOR INVESTORS

5S Ventures, LLC

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Accel VII L.P.

America Online, Inc.

Anandalakshmi Gnanalingam, Trustee of the Avinash Arjavalingam Trust

Anandalakshmi Gnanalingam, Trustee of the Anusuya Arjavalingam Trust

Angel (Q) Investors II, L.P.

Asheem Chandna and Aarti Chadna, trustees of the Chadna Family Revocable Trust of 5/13/98

Bell, Suzanne

B.V. Jagadeesh and Anuradha Jagadeesh TTEES, Jagadeesh Family Trust DTD 08/08/98

Banc of America Technology Investments, Inc.

CB Capital Investors, LLC

Colligan, John C.

Fennell, Chris F.

F & W Investments 1999

GE Capital Equity Investments, Inc.

Gnanalingam Arjavalingam and Vasanthi K. Arjavalingam, Trustees the Arjavalingam Family Trust U/D/T April 3, 2000

Goel Family Partnership

Gupta, Ash

Gupta, Naren trustee of the Gupta Living Trust dtd 12/2/94

Inktomi Corporation

Intel Corporation

Jagadeesh, B.V.

Jeffrey Dennis Arrillaga and Susan Burrus Arrillaga, or their successors, trustees of The Arrillaga 1997 Revocable Trust dated October 23, 1997

Kanarek, Jess

Linea Associates, LLC

Mathur, Rakesh

MLBC, Inc.

MSDW Strategic Investors Inc.

Netangels Fund I, LLC

Patil, Suhas

R. Randolph Scott and Cynthia Y. Scott or their successors in trust U/T/D June 22, 1998, as may be amended

Rajaraman, Anand, trustee of the Anand Rajaraman Revocable Trust dated 12/11/98

S1 Corporation

Sabeer Bhatia, trustee of the Sabeer Bhatia Trust dated 8/6/98

Sequoia Capital Entrepreneurs Fund

Sequoia Capital IX

Sequoia Capital IX Principals Fund

Shriram, Ram

Sundarrajan, Prabakar, Trustee of the Sundarrajan Family Trust Dated 7/22/96

Tata Sons Limited

Templin Brink Design

The Board of Trustees of the Leland Stanford Junior University

The Jagadeesh Family Trust dated 08/09/99

Vashee, Vijay

Venkateesh Harinarayanan & Sudha Neelakantan, as Community Property

VeriSign Capital Management, Inc

WS Investment Company 99B

WS Investment Company 2000B

WS Investment Company LLC (2000C)

LENDERS

Silicon Valley Bank

Gold Hill Venture Lending

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

SCHEDULE OF FOUNDERS

FOUNDERS

P. Sreeranga Rajan

P. Venkat Rangan

Ramakrishna Satyavolu

Suman Kumar Inala

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

SECTION 2.6(a) PARTIES

E*TRADE eCommerce Fund, L.P.

E*TRADE eCommerce Fund II, L.P.

Charles Schwab & Co., Inc.

MSDW Strategic Ventures, Inc.

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:

SECURITIES	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned represents to the Company the following:

(a) The undersigned is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The undersigned is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. The residency of the undersigned is correctly set forth on the signature page below.

(b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale’s occurring not less than two years after the party has purchased, and made full payment for,

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the “Exchange Act”) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

(e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the applicable minimum holding period had been satisfied.

(f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel’s opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Purchaser:

Print name of Purchaser

By:

Name:

Title:

Address:

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

List of Enumerated Parties

[****]

[****]

[****]

[****]

[****]

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

List of [****] Purchasers

[****]

[****]

[****]

[****]

[****]

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

List of Non- [****] Purchasers

[****]

[****]

[****]

[****]

**** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.